Exhibit 10.1

THIRD AMENDMENT TO PROMISSORY NOTE

This THIRD AMENDMENT TO PROMISSORY NOTES (the “Amendment”) is entered into as of August 3, 2017 by and between SANUWAVE, INC., a Delaware corporation (the “Borrower”), SANUWAVE HEALTH, INC., a Nevada corporation (the “Parent”), and HEALTHTRONICS, INC., a Georgia corporation (“HealthTronics”).

W I T N E S S E T H:

WHEREAS, the Borrower and HealthTronics entered into that certain Promissory Note due August 1, 2015 dated August 1, 2005 in the original principal amount of $2,000,000 and that certain Promissory Note due August 1, 2015 dated August 1, 2005 in the original principal amount of $2,000,000 (as may have been amended from time to time, collectively, the “Promissory Notes”), pursuant to which HealthTronics extended loans to the Borrower;

WHEREAS, the Borrower and HealthTronics entered into (i) that certain Amendment to Promissory Notes, dated June 15, 2015, pursuant to which HealthTronics, among other things, extended the maturity date for the Promissory Notes to January 31, 2017 (“Amendment to Promissory Notes”), and (ii) that certain Second Amendment Promissory Notes, dated June 28, 2016, pursuant to which HealthTronics, among other things, extended the maturity date for the Promissory Notes to January 31, 2018;

WHEREAS, as a condition to entering into the Amendment to Promissory Notes, the Borrower entered into the Security Agreement, dated June 15, 2015 (the “Security Agreement”), by Borrower and each of its domestic subsidiaries in favor of HealthTronics to secure the payment in full of all obligations under the Promissory Notes;

WHEREAS, the Borrower and HealthTronics desire to further amend the Promissory Notes (capitalized terms, as used herein, shall have the meaning set forth in the Promissory Notes, unless the context otherwise requires);

WHEREAS, Events of Default have occurred and are continuing on account of the Borrower’s failure to make the required payments of interest which were due on December 31, 2016, March 31, 2017 and June 30, 2017 (collectively, the “Existing Defaults”);

WHEREAS, the Borrower acknowledges the Existing Defaults and that, as a result of the Existing Defaults, the Promissory Notes have been accruing interest at the rate of 10.00% per annum since January 1, 2017 and continue to accrue interest at such rate;

WHEREAS, the aggregate outstanding principal amount under the Promissory Notes as of the date hereof is $5,372,743; and

WHEREAS, the Borrower has requested that HealthTronics amend certain provisions of the Promissory Notes and HealthTronics has agreed to the amendments set forth in this Amendment, all on the terms and subject to the conditions set forth herein.

For the purpose of conforming the same to the intention of the parties and for other value received, it is hereby agreed that each of the Promissory Notes shall be amended and modified in the following particulars:

Section 1. Amendments to the Promissory Notes. Effective upon satisfaction of the conditions set forth in Section 3 hereof, each Promissory Note is hereby amended as follows:

A.     The definition of Stated Maturity Date of “January 31, 2018” in the first paragraph of the Promissory Notes shall be deleted and replaced with “December 31, 2018.”

B.     Section 3.1 shall be deleted in its entirety and the following substituted in lieu thereof:

3.1     Payments.

(a)     Mandatory Payment on the Stated Maturity Date. The outstanding Principal Amount of this Note together with all accrued and unpaid interest thereon and all other amounts due to HealthTronics under this Note will be payable on the Stated Maturity Date in cash.

(b)     Mandatory Principal Prepayments. The Borrower shall make a mandatory prepayment of the Principal Amount of this Note in (i) an amount equal to twenty percent (20%) of the proceeds received by the Borrower, the Borrower’s parent company, SANUWAVE Health, Inc., a Nevada corporation (the “Parent”), or any subsidiary of the Borrower or the Parent pursuant to the licensing by Borrower of any of Borrower’s products or patents or other intellectual property rights, and (ii) without limiting the restrictions contained in Section 7.12, an amount equal to one hundred percent (100%) of the proceeds received by the Parent, the Borrower or any subsidiary of the Parent or the Borrower from (a) borrowings through secured or unsecured debt (other than debt expressly permitted by Section 7.12(iii)), (b) a sale of all or a material portion of the assets of the Parent, the Borrower or any of their respective subsidiaries and (c) any sale of assets (including any patents or other intellectual property rights) of the Parent, the Borrower or any of their respective subsidiaries (other than sales of inventory in the ordinary course of business) for which the proceeds from such sales exceed $20,000 individually or $50,000 in the aggregate. Such mandatory prepayments shall be made within one (1) business day after the receipt of such proceeds.

(c)     Mandatory Prepayments Upon Equity Issuance. In the event of a transaction or series of related transactions consummated by the Borrower, the Parent or any subsidiary of the Borrower or the Parent principally for bona fide equity financing purposes in which the Borrower, the Parent or any subsidiary of the Borrower or the Parent receives at least $5 million in gross cash proceeds in the aggregate from such transaction(s) (an “Equity Issuance”), (i) the Borrower or the Parent shall make a mandatory prepayment of the Principal Amount of this Note together with all accrued and unpaid interest thereon and all other amounts due to HealthTronics under this Note in an amount equal to one hundred percent (100%) of the net proceeds received by the Borrower, the Parent, or any subsidiary of the Borrower or the Parent pursuant to such Equity Issuance (and such mandatory prepayments shall be made within one (1) business day after the receipt of such proceeds) and (ii) at the time of the first Equity Issuance (but for no subsequent equity issuance), Parent shall execute and deliver to HealthTronics an additional Class K Warrant Agreement (the “Warrant”) evidencing fully vested warrants for the purchase of the number of shares of common stock of Parent, at an initial purchase price equal to the Fair Market Value (as defined in the Class K Warrant Agreement) at the time of such first Equity Issuance, needed to cause HealthTronics to beneficially own pursuant to (x) such Warrant and (y) any other warrants or equity of Parent owned by HealthTronics, an aggregate of 4.99% of the common stock of Parent outstanding immediately after giving effect to the full Equity Issuance and to the issuance of shares of common stock issuable upon full exercise of all of the Warrant and all of any other warrants of Parent owned by HealthTronics; provided that in no event shall the Warrant be for the purchase of less than one million (1,000,000) shares or more than two million (2,000,000) shares (in each case, as equitably adjusted for any stock splits, subdivisions, combinations or similar events) of common stock of the Parent. Except as provided in the previous sentence, the Warrant shall otherwise be substantially identical to the Class K Warrant issued to HealthTronics on the date hereof (except that the Expiration Date shall be ten years after the date of the Warrant, and the capitalization table will be appropriately updated). Beneficial ownership for purposes of this section shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, it being acknowledged by HealthTronics that neither the Borrower nor the Parent is representing to HealthTronics that such calculation is in compliance with Section 13(d) of the Exchange Act and HealthTronics is solely responsible for any schedules required to be filed in accordance therewith. Subject to the foregoing, Parent will promptly notify HealthTronics in writing if Parent undertakes any action (including any purchase, redemption, share cancelation or other action), or becomes aware of any action, that would result in HealthTronics being the beneficial owner of 5.00% or more of the common stock of Parent (as calculated in accordance with Section 13(d) of the Exchange Act).

C.     Section 7.2.2 shall be deleted in its entirety and the following substituted in lieu thereof:

7.2.2     If to the Borrower, to:

SANUWAVE, Inc.

3360 Martin Farm Road, Suite 100

Suwanee, GA 30024

Attention: Chief Financial Officer

Facsimile: (678) 569-0881

with a copy (which shall not constitute notice) to:

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Attention:     Murray Indick

Phone: (415) 268-7096

Email:  mindick@mofo.com

Section 2.     Representations and Warranties. Each of the Parent and the Borrower, jointly and severally, represents and warrants to HealthTronics that (a) the execution and delivery of this Amendment has been duly authorized by all requisite corporate action on behalf of the Parent and the Borrower, this Amendment has been duly executed and delivered by an authorized officer of the Parent and the Borrower, and each of the Parent and the Borrower has obtained all authorizations, consents, and approvals necessary for the execution, delivery and performance of this Amendment and such authorizations, consents and approvals are in full force and effect, (b) this Amendment and each Promissory Note (as amended, including by this Amendment) constitutes the legal, valid and binding obligation of each of the Parent and the Borrower enforceable against the Parent and the Borrower in accordance with its terms, (c) neither the execution nor delivery of this Amendment nor fulfillment of nor compliance with the terms and provisions of the Promissory Notes, this Amendment or the Security Agreement will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any lien (other than liens created pursuant to the Security Agreement) upon any of the properties or assets of the Parent, the Borrower or any of its subsidiaries pursuant to, the charter, limited liability company operating agreement, partnership agreement, by-laws, limited liability company operating agreement or partnership agreement of the Parent, the Borrower or any of its subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders, members or partners), instrument, order, judgment, decree, statute, law, rule or regulation to which the parent, the Borrower or any of its subsidiaries is subject, (d) except for the Existing Events of Default, before and after giving effect to this Amendment, no Event of Default has occurred and is continuing under either Promissory Note, and (e) HealthTronics has a valid, perfected, first-priority lien upon and security interest in all assets of the Borrower and each of its domestic subsidiaries whether now owned or hereafter acquired.

Section 3.     Conditions to Effectiveness. The amendments to the Promissory Notes set forth in Section 1 hereof shall become effective as of the date (the “Effective Date”) when each of the following conditions has been satisfied:

(a)     The representations and warranties of the Parent, the Borrower and each of its subsidiaries set forth in the Promissory Notes, this Amendment and in all agreements, documents and instruments executed and delivered pursuant to the Promissory Notes or this Amendment shall be true and correct in all material respects when made and as of the date of this Amendment.

(b)     After giving effect to the terms of this Amendment, there shall be no Event of Default or event which, with notice or passage of time or both, would constitute an Event of Default under the Promissory Notes.

(c)     On or before the date hereof, the Parent shall execute and deliver the Class K Warrant Agreement to HealthTronics evidencing fully vested warrants for the purchase of the number of shares of common stock of the Parent as more fully set forth in such Class K Warrant Agreement.

(d)     The Borrower shall have paid the fees and expenses of Schiff Hardin LLP, special counsel to HealthTronics, in connection with this Amendment, the Class K Warrant Agreement and the Promissory Notes, which shall not exceed $15,000.

Section 4.     Reference to and Effect on Promissory Notes.

A.     From and after the date hereof, the Promissory Notes shall be deemed to mean the Promissory Notes, as amended hereby.

B.     This Amendment represents a modification only and is not, and should not be construed as, a novation of the Promissory Notes. Nothing contained in this Amendment shall be construed to narrow the scope of the security interest of HealthTronics in any of the Collateral (as defined in the Security Agreement) or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of HealthTronics under the Promissory Notes or the Security Agreement.

C.     The Parent and the Borrower each acknowledges and agrees that the agreement of HealthTronics to amend the terms of the Promissory Notes pursuant to and as reflected in this Amendment does not and shall not create (nor shall the Parent or the Borrower rely upon the existence of or claim or assert that there exists) any obligation of HealthTronics to consider or agree to any further amendments and, in the event that HealthTronics subsequently agrees to consider any further amendment, neither the existence of this Amendment, nor any other conduct of HealthTronics, shall be of any force or effect on consideration or decision with respect to any such requested amendment, and HealthTronics shall have no obligation whatsoever to consider or agree to amend the Promissory Notes or forbear or waive any other default or Event of Default.

D.     The Borrower further ratifies and confirms the grants of all liens and security interests under the Security Agreement to secure the obligations under the Promissory Notes, as amended by this Amendment.

Section 5.     Release. Each of the Parent and the Borrower, for itself and on behalf of its heirs, legal representatives, affiliates, successors and assigns, hereby: (a) expressly waives, releases and relinquishes any and all defenses, affirmative defenses, setoffs, claims, counterclaims and causes of action of any kind or nature whatsoever which the Borrower has asserted, or might assert, against HealthTronics or any of its affiliates or any shareholders, members, partners, employees, directors, officers, representatives or agents of HealthTronics or any of its affiliates (collectively, the “Released Parties”) with respect to the Promissory Notes or the indebtedness evidenced thereby, or with respect to any other documents or instruments now or heretofore evidencing, securing or in any way relating to the Promissory Notes or the indebtedness evidenced thereby, including without limitation the Purchase Agreement, or with respect to any other matter, cause or thing relating in any way to the Promissory Notes or the Purchase Agreement; (b) expressly remises, releases, acquits, satisfies and forever discharges each Released Party from any and all manner of debts, accountings, bonds, warranties, representatives, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, claims, demands and causes of action of any nature whatsoever, whether at law or in equity, either now accrued or hereafter maturing, which the Borrower now has or hereafter can, shall or may have by reason of any matter, cause or thing, from the beginning of the world to and including the date hereof relating in any way to the Promissory Notes, including specifically, but without limitation, matters arising out of or relating to: (i) the Promissory Notes or the indebtedness evidenced thereby, including but not limited to, the administration thereof; (ii) the exercise or attempted exercise by any Released Party of any of its rights and remedies against the Borrower or the assets thereof on account of any Event of Default or otherwise; (iii) any other agreement or transaction between the Borrower and any Released Party relating in any way to the Promissory Notes and (iv) any Event of Default; and (c) expressly covenants and agrees never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any Released Party by reason of or in connection with any of the foregoing matters, claims or causes of action.

Section 6.     Acknowledgement of Indebtedness. As of July 25, 2017, the Borrower acknowledges and agrees that the Borrower is indebted to HealthTronics under the Promissory Notes in the aggregate principal amount of $5,372,743 plus accrued and unpaid interest since October 1, 2016. The Borrower acknowledges and agrees that it owes the amounts referred to above without defense, right of offset, set off, or counterclaims.

Section 7.     No Waiver; Reservation of Rights. HealthTronics has not waived, is not by this Amendment waiving, and has no present intention of waiving, the Existing Defaults or any other Events of Default which may be continuing on the date hereof or any Events of Default which may occur after the date hereof (whether the same or similar to the Existing Defaults or otherwise), and nothing contained herein shall be deemed or constitute any such waiver. HealthTronics reserves the right, in its sole discretion, to exercise any or all rights or remedies under the Promissory Notes, the Security Agreement and any other documents related thereto, applicable law and otherwise as a result of the Existing Defaults or any other Events of Default that may be continuing on the date hereof or any Events of Default that may occur after the date hereof, and HealthTronics has not waived any of such rights or remedies and nothing in this Amendment, and no delay on HealthTronics’ part in exercising such rights or remedies, should be construed as a waiver of any such rights or remedies.

Section 8.     Joinder by the Parent. The Parent hereby joins each Promissory Note and agrees to comply with the provisions thereof as if the Parent were an original signatory thereto.

Section 9.     Miscellaneous.

(a)     This Amendment may be executed in two or more counterparts, each of which, when fully executed, shall be deemed an original; and all of said counterparts taken together shall be deemed to constitute one and the same Amendment. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

(b) THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

Borrower:

SANUWAVE, INC.

By:
Name: Kevin A. Richardson II Title: Chairman of the board/CEO

Parent:

SANUWAVE HEALTH, INC.

By:
Name: Kevin A. Richardson II Title: Chairman of the board/CEO

HealthTronics:

HEALTHTRONICS, INC.

By:
Name: Russell Newman Title: President